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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  M-WAVE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                  M-WAVE INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                  M-WAVE LOGO

                                  M-WAVE, INC.
                              475 Industrial Drive
                             West Chicago, IL 60185

Dear Stockholder:

     You are invited to attend the 2003 Annual Meeting of Stockholders of M-Wave, Inc. to be held at 475 Industrial Drive, West Chicago, IL 60185, on Thursday, December 11, 2003 at 10:00 a.m. local time. We are pleased to enclose the notice of our annual stockholders meeting, together with a Proxy Statement, a proxy card and an envelope for returning the proxy card.

     Please carefully review the Proxy Statement and then complete, date and sign your proxy card and return it promptly. If you plan to attend the meeting, please so indicate by marking the box on the proxy card. If you attend the meeting and decide to vote in person, you may withdraw your proxy at the meeting.

     If you have any questions or need assistance in how to vote your shares, please call Investor Relations at (630) 562-5550. Your time and attention to this letter and the accompanying Proxy Statement and proxy card is appreciated.

                                          Sincerely,

                                          /s/ JOSEPH A. TUREK
                                          Joseph A. Turek
                                          Chairman and Chief Executive Officer

November 11, 2003

                                 [M-WAVE LOGO]

                                  M-WAVE, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2003 Annual Meeting of Stockholders of M-Wave, Inc., a Delaware corporation (the "Company"), will be held on Thursday, December 11, 2003 at 10:00 a.m. local time, at 475 Industrial Drive, West Chicago, IL 60185, for the following purposes:

     1. To elect one Class II Director for a term expiring in 2006;

     2. To ratify the appointment of Grant Thornton LLP as auditors of the Company for the year ended December 31, 2003 calendar year;

     3. To approve the adoption of the Company's 2003 Stock Incentive Plan; and

     4. To transact such other business that is properly brought before the meeting.

     Only holders of Common Stock of record on the books of the Company at the close of business on October 24, 2003, will be entitled to vote at the 2003 annual meeting.

     The Board of Directors' nominee for Class II Director is set forth in the accompanying Proxy Statement.

     Your vote is important. All stockholders are invited to attend the 2003 annual meeting in person. However, to assure your representation at the 2003 annual meeting, please mark, date and sign your proxy card and return it promptly in the enclosed envelope. If you plan to attend the annual meeting, please so indicate by marking the box on the proxy card. Any stockholder attending the annual meeting may vote in person even if the stockholder returned a proxy card.

                                   By Order of the Board of Directors

                                   /s/ PAUL H. SCHMITT
                                   Paul H. Schmitt
                                   Secretary

West Chicago, Illinois
November 11, 2003

              THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON
                BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH
              REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  M-WAVE, INC.
                              475 Industrial Drive
                             West Chicago, IL 60185

                                PROXY STATEMENT

     The Board of Directors of the Company solicits your proxy for use at the 2003 Annual Meeting of Stockholders on Thursday, December 11, 2003, or at any adjournment thereof. The Proxy Statement and the form of proxy card are being mailed to stockholders commencing on or about November 11, 2003.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

     Any stockholder who executes and returns a proxy card may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy card bearing a later date, or by attending the 2003 annual meeting and voting in person. Attendance at the 2003 annual meeting will not in and of itself constitute revocation of a proxy.

RECORD DATE

     Stockholders of record at the close of business on October 24, 2003 (the "Record Date") are entitled to notice of and to vote at the 2003 annual meeting. On the Record Date, 4,443,294 shares of the Company's Common Stock, $.005 par value (the "Common Stock"), were issued and outstanding.

VOTING AND SOLICITATION

     Holders of Common Stock of record as of the close of business on the Record Date are entitled to one vote per share of Common Stock. The Company's Certificate of Incorporation does not provide for cumulative voting rights.

     A plurality of the votes cast at the 2003 annual meeting is required to elect directors. The affirmative vote of the holders of a majority of the shares of Common Stock present (either in person or by proxy) and entitled to vote at the 2003 annual meeting is required to ratify the selection of Grant Thornton LLP as the Company's independent auditors for 2003 and to approve the 2003 Stock Incentive Plan. In accordance with Delaware law and the Company's Certificate of Incorporation and Bylaws, (1) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "FOR" or "WITHHELD" are counted to determine the total number of votes cast, and broker non-votes are not counted, and (2) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR," "AGAINST," or "ABSTAIN" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telecopier.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals of stockholders which are intended to be presented by such stockholders at the Company's next annual meeting of stockholders to be held in 2004 must be received by the Company no later than August 3, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting; provided that, if the Company changes the date of the 2004 annual meeting by more than 30 days from the date of the 2003 annual meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2004 annual meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 2003 by (1) each person known to the Company to beneficially own 5% or more of the Company's Common Stock, (2) each of the Directors and each executive officer named in the Summary Compensation Table of the Company (the "named executive officers"), and
(3) all executive officers and directors of the Company as a group. The number of shares of Common Stock shown as owned below assumes the exercise of all currently exercisable options held by the applicable person or group, and the percentage shown assumes the exercise of such options and assumes that no options held by others are exercised. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their respective names. For purposes of the following table, each person's "beneficial ownership" of the Company's Common Stock has been determined in accordance with the rules of the Securities and Exchange Commission (the "Commission").

                                                    NUMBER OF SHARES     PERCENTAGE OF SHARES
           NAME OF BENEFICIAL HOLDER               BENEFICIALLY OWNED     BENEFICIALLY OWNED
           -------------------------               ------------------    --------------------
Joseph A. Turek(1).............................        1,524,000                33.2%
Gary L. Castagna(2)............................            5,000                    *
Dan Gosselin...................................                0                    *
Lavern D. Kramer...............................                0                    *
Don LePore(3)..................................            5,000                    *
Gregory E. Meyer(4)............................          110,300                  2.5
Paul Schmitt(5)................................                0                    *
All Directors and executive officers as a group
  (6 persons)(6)...............................        1,641,300                35.5%

---------------

 *  Less than 1%.

(1) Includes 150,000 shares that may be acquired upon the exercise of immediately exercisable options.

(2) Includes 5,000 shares that may be acquired upon the exercise of immediately exercisable options.

(3) All such 5,000 shares may be acquired upon the exercise of immediately exercisable options.

(4) Includes 3,000 shares owned by Mr. Meyer's wife. Mr. Meyer disclaims beneficial ownership of all shares owned by his wife. Also includes 15,000 shares that may be acquired upon the exercise of immediately exercisable options.

(5) In connection with Mr. Schmitt's January 2003 employment agreement, the Company agreed to grant to Mr. Schmitt options to purchase 76,000 shares of common stock with an exercise price equal to $1.25 per share, but such options have not yet been granted.

(6) Includes 175,000 shares that may be acquired by directors and executive officers of the Company upon the exercise of immediately exercisable options. See footnotes 1, 2, 3, 4 and 5.

     The address of the persons shown in the table above who are beneficial owners of more than 5% of the Company's Common Stock are: Mr. Turek, c/o M-Wave, Inc., 475 Industrial Drive, West Chicago, Illinois 60185.

     The foregoing table excludes warrants held by First Chicago Equity Corporation to purchase up to 1,563,928 shares of Common Stock with an exercise price of $.50 per share (increasing by $.025 per share each anniversary of December 18, 1998). These warrants are exercisable only if the Company engages in an extraordinary transaction (e.g., a merger, consolidation, combination or dissolution) within five years of December 18, 1998. Accordingly, the warrants will expire on December 18, 2003. See "Certain Transactions."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater-than-10% beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and/or written representations from certain reporting persons that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and 10% owners during or with respect to the year ended December 31, 2002 were met.

1. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The Board is comprised of one Class I Director (Gregory E. Meyer), two Class II Directors (Joseph A. Turek and Don LePore) and two Class III Directors (Lavern D. Kramer and Gary L. Castagna).

     The Board of Directors has nominated Joseph A. Turek to stand for reelection as a Class II Director for a term ending upon the election of directors at the 2006 annual meeting of stockholders. Mr. LePore has determined not to stand for re-election to the Board of Directors at the 2003 annual meeting, and the Board has not nominated any person to fill this position, which will result in a vacancy at this time.

     The Class III Directors are not up for election this year and have a term ending upon the election of directors at the 2004 annual meeting of stockholders. The Class I Director is not up for election this year and has a term ending upon the election of directors at the 2005 annual meeting of stockholders. At the 2003 annual meeting, the shares of Common Stock represented by proxies in the form accompanying this Proxy Statement, unless otherwise specified, will be voted to reelect the nominee for Class II Director. The nominee has agreed to serve if elected. However, if the nominee becomes unable or unwilling to serve if elected, the proxies will be voted for the election of the person, if any, recommended by the Board of Directors or, in the alternative, for holding a vacancy to be filled by the Board of Directors. The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH STOCKHOLDER VOTE "FOR" THE BOARD'S NOMINEE.

NOMINEE FOR ELECTION AT THE ANNUAL MEETING

Class II Director

     JOSEPH A. TUREK, 46, is the founder of the Company and has served as Chairman of the Board and Chief Executive Officer since June 1993 and as a director of the Company since 1988. Mr. Turek served as President of the Company from 1988 to February 1997. Mr. Turek served for more than five years in various positions at West-Tronics, Inc., a manufacturer of low-frequency circuit boards and a contract assembler of electronic products, with his last position as President in 1987 and 1988. West-Tronics entered into an assignment for the benefit of creditors in December 1988 pursuant to which the Company purchased the assets and assumed certain liabilities of West-Tronics, Inc. He received a B.S.E.E. degree from the University of Notre Dame and an M.B.A. degree from Northwestern University.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004 ANNUAL MEETING

Class III Directors

     LAVERN D. KRAMER, 66, has been a director of the Company since April 1992. Mr. Kramer was the President of Kester Solder, a division of Litton Industries, from 1970 to 2000. He is a member of the Board of Directors of the Lead Industries Association.

     GARY L. CASTAGNA, 41, has been a director of the Company since January 2001. Mr. Castagna has been the Senior Vice President of Amcol International Corporation, a company that is engaged in the materials and environmental industries, since February 2001. Mr. Castagna was a consultant to Amcol from June 2000 to

February 2001 and Vice President of Chemical International Corporation, a former subsidiary of Amcol, from August 1997 to May 2000.

DIRECTOR CONTINUING IN OFFICE UNTIL 2005 ANNUAL MEETING

Class I Director

     GREGORY E. MEYER, 53, has been a director since December 2000. Mr. Meyer held various positions at Chemdal Corporation, a subsidiary of Amcol International Corporation, from 1986 to 2000, the most recent of which was Executive Vice President of Chemdal International.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings during 2002. The Board of Directors also has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The Audit Committee held four meetings and the Compensation Committee held two meetings during 2002. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served during the period for which he was a Director.

     Messrs. Kramer, Meyer and Castagna are members of the Audit Committee. The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls. A more detailed description of the function of the Audit Committee may be found in the Audit Committee Charter, which was included as Appendix A to the proxy statement for our 2002 annual meeting. Please see the Audit Committee Report at page 10 below.

     Messrs. Kramer, Meyer and LePore are the members of the Compensation Committee. Since Mr. LePore has determined not to stand for reelection at the 2003 annual meeting, he will no longer be a member of the Compensation Committee following such meeting. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies, and has authority to administer the Plan.

                           COMPENSATION OF DIRECTORS

     The Company's compensation policy for non-employee directors currently provides each director with an annual retainer of $5,000 plus $500 per meeting. The Company also reimburses non-employee directors for their reasonable expenses incurred in connection with attending Board meetings. Each non-employee director receives (1) upon election to the Board, options to purchase 10,000 shares of the Company's common stock at the fair market value per share on the date of grant and (2) an annual grant of options to purchase 2,000 shares of the Company's common stock at the fair market value per share on the date of grant.

                        EXECUTIVE OFFICERS' COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid by the Company to the Company's Chief Executive Officer and its two other most highly compensated officers during 2002. No other executive officer of the Company had a total annual salary and bonus for 2002 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                      ANNUAL COMPENSATION
                                                          --------------------------------------------
                                                                                          OTHER ANNUAL
                                                                                          COMPENSATION
             NAME AND PRINCIPAL POSITION                  YEAR     SALARY      BONUS         ($)(1)
             ---------------------------                  ----     ------      -----      ------------
Joseph A. Turek.......................................    2002    $180,000    $      0          0
(Chairman and CEO)                                        2001    $160,000    $ 54,000          0
                                                          2000    $150,000    $150,000          0
Paul H. Schmitt.......................................    2002    $145,000    $      0          0
(CFO)                                                     2001    $135,000    $ 45,900          0
                                                          2000    $123,138    $ 98,143          0
Dan Gosselin(2).......................................    2002    $150,000    $      0          0
(Former Vice President, Poly Circuits)                    2001    $135,000    $ 45,900          0

---------------
(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus.

(2) Dan Gosselin was appointed Vice President, Poly Circuits on January 29, 2001 and resigned on January 10, 2003.

AGGREGATE OPTION EXERCISES IN 2002 AND 2002 YEAR-END OPTION VALUES

OPTION GRANTS IN 2002

     The Company made no grants of options to purchase the Company's Common Stock in 2002. Previous filings by the Company with the US Securities and Exchange Commission indicated that the Company granted such options in 2002. However, the Company subsequently determined that its 1992 Stock Option Plan had expired prior to such grants, and as a result, such grants were void.

     The following table sets forth certain information with respect to the unexercised options to purchase the Company's Common Stock held by the named executive officers at December 31, 2002.

     Except as set forth below, none of the named executive officers exercised any stock options during the fiscal year ended December 31, 2002.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                                     OPTIONS/SARS AT             IN-THE-MONEY OPTIONS/SARS
                                                                        FY-END (#)                    AT FY-END ($)(2)
                         SHARES ACQUIRED         VALUE         ----------------------------    ------------------------------
        NAME             ON EXERCISE (#)    REALIZED ($)(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
        ----             ---------------    ---------------    -----------    -------------    -----------      -------------
Joseph A. Turek......          --                 --             150,000              0             0                 0
Paul Schmitt.........          --                 --                   0         40,000             0                 0
Dan Gosselin.........          --                 --                  --         60,000             0                 0

---------------
(1) Calculated by taking the market price on the date of exercise, less the exercise price, multiplied by the number of options exercised.

(2) Based on the fair market value of the Common Stock on December 31, 2002 ($1.22 per share) less the option exercise price.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Turek, Gosselin, and Schmitt entered into an employment agreement with the Company, effective as of January 29, 2001, which provides for his continued employment in his present capacity through January 29, 2003. Each of the foregoing agreements continues thereafter indefinitely, unless terminated by either party by giving notice at least six months prior to termination.

     The executives are entitled to the following annual salaries under the employment agreements: Mr. Turek, $160,000; Mr. Gosselin, $135,000; and Mr. Schmitt, $135,000. Each executive is also entitled to an annual bonus of up to 60% of his base salary if the Company achieves threshold performance goals established by the Compensation Committee.

     Under the terms of the employment agreements, if the executive is terminated without cause or resigns with good reason, he is entitled to receive his annual salary for six months; provided, however, that if such termination occurs on or after a sale of all of the stock of the Company or a sale of all or substantially all of the Company's assets, the executive is entitled to receive on the date of such termination a lump-sum payment equal to two times his annual salary instead of the six-month salary referenced above.

     In connection with the employment agreements, the Company granted options to purchase the following number of shares of common stock with an exercise price equal to $7.4375 per share: Mr. Gosselin, 60,000 shares; and Mr. Schmitt, 40,000 shares. These options vest 40% on the second anniversary of the grant and 20% each anniversary thereafter.

     In January 2003, Mr. Schmitt entered into a new employment agreement with the Company, replacing the January 2001 agreement, which provides for continued employment in his present capacity for two years.

     Mr. Schmitt is entitled to a $145,000 annual salary under the employment agreement. Mr. Schmitt is also entitled to an annual bonus in an amount to be determined by the Board of Directors.

     Under the terms of the employment agreement, if Mr. Schmitt is terminated without cause or resigns with good reason, he is entitled to receive his annual salary for twelve months; provided, however, that if such termination occurs on or after a sale of all of the stock of the Company or a sale of all or substantially all of the Company's assets, Mr. Schmitt is entitled to receive on the date of such termination a lump-sum payment equal to two times his annual salary instead of the twelve-month salary referenced above.

     In connection with the employment agreement, the Company agreed to grant to Mr. Schmitt options to purchase 76,000 shares of common stock with an exercise price equal to $1.25 per share.

BONUS PLAN

     Although there is no formal written plan, it is the Company's practice to grant discretionary cash bonuses to the Company's employees on an annual basis. The Compensation Committee has the discretion to award performance bonuses. The Company awarded no bonuses to its employees in 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee during 2002 was comprised of Messrs. Kramer, LePore and Meyer, each of which is a non-employee Director of the Company. For a description of transactions between the Company and entities affiliated with such members, see "Certain Transactions."

     No executive officer of the Company served on the Compensation Committee of another entity or on any other Committee of the Board of Directors of another entity performing similar functions during 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Executive Compensation Policies.

     The Compensation Committee bases its review and recommendations regarding the Company's executive compensation with the goal of attaining the following objectives: (1) to attract, motivate and retain the highest-quality executives,
(2) to align both the short-term and the long-term interest of executives with those of the Company's stockholders, and (3) to encourage executives to achieve their assigned tactical and strategic business objectives as well as overall corporate financial results. During 2002, the executive compensation program was generally comprised of base salary and variable bonus awards based on current corporate and individual performance.

     The Committee believes that a compensation program best serves the interests of stockholders by compensating the executives in a manner that provides incentives based upon both the short-term and long-term performance of the Company. The compensation program for the executives includes a significant proportion of pay that is at risk: the variable annual bonus and stock options (which directly relate a portion of their long-term remuneration to stock price appreciation realized by the Company's stockholders).

     As described above under "Employment Agreements," the Company has an employment agreement with Mr. Turek for the period from January 29, 2001 through January 29, 2003. The contract continues thereafter indefinitely, unless terminated by either party by giving notice at least six months prior to termination. Under the employment agreement, Mr. Turek's compensation during the term consists of a base salary and a variable annual bonus. The Committee believes that this compensation arrangement best serves the interests of stockholders by ensuring that Mr. Turek is compensated in a manner that provides incentives based upon both the short-term and long-term performance of the Company.

     The discussion below regarding Mr. Turek pertains to his compensation during 2002.

Base Salary.

     Mr. Turek's base salary of $160,000 for 2002 was based on his employment agreement with the Company. The salary of the other executive officers of the Company during 2002 was based upon their employment agreements with the Company.

Bonus.

     Mr. Turek was awarded no bonus during 2002, due to the Company's financial performance. The Compensation Committee also reviews and approves bonus compensation for Company employees on an annual basis as described above. During 2002, no bonuses were paid to executives, managers and hourly employees due to the Company's financial performance.

Stock Options.

     The Company's long-term incentives have been in the form of stock option awards. The objective of these awards is to advance the longer-term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental stockholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interest of executives with those of stockholders. Certain executives were granted stock options in connection with their employment agreements. See "Employment Agreements."

Compensation Policy Changes.

     The Committee has reviewed the equity-based incentive compensation component of the Company's executive compensation program in light of volatile stock markets and the current economic environment. The Committee believes that a broader array of equity-based incentive compensation methods needs to be available to the Committee to provide better targeted and more stable long-term incentives to each executive. In particular, the Committee believes that grants of stock and grants of the right to receive stock in the future, with each form of grant providing for time-based or performance-based vesting restrictions, may provide better, more stable incentives than stock options whose incentive diminishes or disappears if the value of the stock falls below the option exercise price. The M-Wave, Inc. 2003 Stock Incentive Plan, which stockholders are being requested to approve at the 2003 annual meeting, gives the Committee the flexibility to make grants consistent with the revised policy.

Compliance With Internal Revenue Code Section 162(m).

     Section 162(m) of the U.S. Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation that is not performance-based and is over $1 million paid to the corporation's Chief Executive Officer or any of the four other most highly compensated executive officers named in the proxy statement. The Compensation Committee expects that
Section 162(m) will not limit the deductibility of compensation paid by the Company in the foreseeable future, but the Compensation Committee will review compensation practices as circumstances warrant to minimize any loss of deductions under that section. The M-Wave, Inc. 2003 Stock Incentive Plan, which stockholders are being requested to approve at the 2003 annual meeting, permits the grant of options and other performance-based equity compensation awards that would provide compensation that is not subject to the deduction limits of
Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Lavern D. Kramer
                                          Gregory E. Meyer
                                          Don LePore

                             AUDIT COMMITTEE REPORT

     The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of the Company's financial statements, systems of internal control and the audit process. The Committee is currently comprised of three non-employee directors. The Board of Directors and the Committee believe that the Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that:

     - all audit committee members are "independent directors" as that term is defined by NASD Rule 4200(a)(14);

     - all audit committee members are able to read and understand fundamental financial statements; and

     - at least one audit committee member is financially sophisticated.

     The Committee operates under a written Charter adopted by the Board of Directors that reflects standards contained in the NASD rules. The Audit Committee reviews this Charter annually. A complete copy of the current Charter was attached to the Proxy Statement for our 2002 annual meeting.

     The Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the year ended December 31, 2002.

     In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent auditors to provide the Committee with additional information regarding the scope and results of the audit, including:

     - the independent auditor's responsibilities under general accepted auditing standards;

     - the independent auditor's judgments about the quality of the Company's accounting principles;

     - the adoption of, or a change in, accounting policies;

     - sensitive accounting estimates;

     - accounting for significant unusual transactions and for controversial or emerging areas;

     - significant audit adjustments;

     - unadjusted audit differences considered to be immaterial;

     - other information in documents containing audited financial statements;

     - total fees for management consulting services and types of services rendered;

     - disagreements with management on financial accounting and reporting matters;

     - major issues discussed with management prior to retention;

     - consultation with other accountants;

     - difficulties encountered in performing the audit; and

     - material errors, fraud and illegal acts.

     The Committee has discussed with the independent auditors the matters required to be discussed by this Statement.

     In general, Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent auditors to communicate, at least annually, with the Committee regarding all relationships between the independent auditors and the Company that, in the professional judgment of the independent auditors, may reasonably be thought to bear on their independence. The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by this Standard, and the Committee has discussed with the independent auditors the independent auditors' independence. When considering the auditors' independence, the Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee also reviewed, among other things, the amount of fees paid to the auditors for audit and non-audit services in 2002. Information about the auditors' fees for 2002 is listed below in this proxy statement under "Independent Auditors." Based on these discussions and considerations, the Committee is satisfied as to the auditors' independence.

     Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We have also recommended to the Board of Directors that Grant Thornton LLP be selected as the Company's independent auditors for the fiscal year ending December 31, 2003.

                                          AUDIT COMMITTEE

                                          Lavern D. Kramer
                                          Gregory E. Meyer
                                          Gary L. Castagna

PERFORMANCE INFORMATION

     The following graph compares the performance of the Company with the performance of the NASDAQ Composite Index and the average performance of a group consisting of the Company's peer corporations which are industry competitors for the period from December 31, 1997, to December 31, 2002. The corporations making up the peer companies group are Circuit Systems Inc., Hadco Corp., Merix Corp., Parlex Corp., and Sheldahl Co. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1997 and that all dividends, if any, were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
            AMONG M-WAVE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP

[PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------------------------
                                              12/97        12/98        12/99        12/00        12/01        12/02
------------------------------------------------------------------------------------------------------------------------
 M-Wave, Inc.                                 100.00        53.57       100.00       457.14       285.14        69.77
 Peer Group                                   100.00        50.73        74.82        64.60        75.32        37.98
 Nasdaq Stock Market (U.S.)                   100.00       140.99       261.48       157.42       124.89        86.34

---------------
* $100 Invested on 12/31/97 in Stock or Index -- Including Reinvestment of Dividends. Fiscal Year Ended December 31.

                              CERTAIN TRANSACTIONS

     On December 18, 1998, the Company repurchased 781,964 shares of Common Stock owned by First Chicago Equity Corporation ("FCEC") and its affiliates. The aggregate consideration paid by the Company consisted of $781,964 plus warrants to purchase up to 1,563,928 shares of the Common Stock with an exercise price of $.50 per share (increasing by $.025 per share each anniversary of the issue date of the warrants). The warrants are exercisable only if the Company engages in an extraordinary transaction (e.g., a merger, consolidation, combination or dissolution) within five years of the issuance date of the warrants. Accordingly, the warrants will expire on December 18, 2003.

     A special committee of the Board of Directors of the Company determined that the repurchase of the shares of the Common Stock owned by FCEC and its affiliates is in the best interests of the Company's stockholders.

     In connection with the repurchase, (1) Eric C. Larson and Timothy A. Dugan, two directors of the Company designated by FCEC, resigned from the Board of Directors and (2) FCEC withdrew its notice to nominate two additional directors at the Company's next annual meeting of stockholders.

2. INDEPENDENT AUDITORS

     The Board of Directors recommends that the stockholders ratify the appointment of Grant Thornton LLP by voting "FOR" ratification of Grant Thornton LLP as the Company's auditors for 2003. In the event such selection is not ratified, the Board of Directors will reconsider its selection.

     Grant Thornton LLP has audited the Company's financial statements since 1998. Representatives of Grant Thornton LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AGGREGATE FEE FOR 2002

     This table shows the aggregate fees billed to the Company for the fiscal year ended December 31, 2002 by Grant Thornton LLP.

-    Audit Fees:......................................    $91,643(a)
-    Income tax preparation:..........................    $57,188(b)
-    All Other Fees:..................................    $ 8,300(c)

(a) All of these fees are for the audit of our financial statements for 2002, and for quarterly reviews.

(b) All of these fees relate to Federal and State income tax reviews and filings and a cost classification study.

(c) These fees are for auditing the benefit plan.

     The Audit Committee has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining auditor independence.

3. 2003 STOCK INCENTIVE PLAN

     The Board of Directors has adopted the 2003 Stock Incentive Plan, effective November 3, 2003, and recommends that stockholders vote "FOR" approval of the 2003 Plan at the 2003 annual meeting. Awards will not be made under the 2003 Plan unless and until it is approved by the stockholders.

     In February 2002, our 1992 Stock Option Plan expired, and since that time, we have had no shares of our common stock available for grant under equity incentive plans. We believe we need shares available to make market-competitive grant levels and to provide for the types of grants that are contemplated by the revised executive compensation policy. See "Compensation Policy Changes."

     The 2003 Plan is integral to our compensation strategies and programs and will provide the flexibility that we need to keep pace with competitors and effectively recruit, motivate and retain the caliber of employees, directors and consultants essential for achievement of our success. The Board of Directors believes that adoption of the 2003 Plan will enhance long-term stockholder value by offering eligible individuals opportunities to acquire an equity interest in the Company and to link their interests and efforts to the long-term interests of our stockholders.

     The 2003 Plan will permit grants of incentive stock options and nonstatutory stock options to purchase the Company's common stock, awards of common stock, awards of the right to receive common stock in the future, and stock appreciation rights (on either a stand-alone basis or in tandem with another award). Stockholder approval of the 2003 Plan will permit performance-based awards that are made under the 2003 Plan to qualify for an exception to the limitations on deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986.

     A summary of the principal features of the 2003 Plan is provided below, but it is qualified in its entirety by reference to the full text of the 2003 Plan that is attached to this proxy statement as Appendix A.

                SUMMARY DESCRIPTION OF 2003 STOCK INCENTIVE PLAN

GENERAL

     The purpose of the Plan is to promote the long-term financial performance of the Company by attracting, retaining, and motivating highly qualified employees, directors, and consultants of the Company, its subsidiaries, and designated affiliates through opportunities for equity-based incentive compensation and for ownership of stock in the Company. Grants under the Plan may be stock options, awards of stock, awards of the right to received stock in the future, and stock appreciation rights.

ADMINISTRATION OF PLAN

     The 2003 Plan will be administered by the Compensation Committee of the Board of Directors of the Company or other committee appointed by the Board of Directors.

SHARES AVAILABLE FOR ISSUANCE

     The aggregate number of shares of Company common stock available for issuance under the 2003 Plan will not exceed 650,000 shares, which would represent approximately 12.8% of the currently outstanding shares of common stock eligible to vote as of October 31, 2003, assuming issuance of all such 650,000 shares. No individual may receive in any one calendar year grants relating to more than 500,000 shares of common stock. The shares of common stock delivered pursuant to the 2003 Plan may be authorized but unissued shares of stock or issued shares held by the Company as treasury stock. If all or any portion of an award is forfeited or expires or terminates without the issuance of shares of stock or payment of the cash equivalent of shares of stock, then the shares covered by that award (or portion of award) will again be available for grant under the 2003 Plan. In addition, shares that are tendered by a grantee or retained by the Company as payment for the exercise price of an award or to satisfy tax withholding obligations will be available for issuance under the 2003 Plan.

     If there is any change in our common stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of the Company that affects the outstanding common stock, the Committee will make appropriate adjustments to the number and kinds of shares (or other securities) which may thereafter be subject to awards granted under the 2003 Plan, to the affected provisions of the 2003 Plan, and to the outstanding awards under the 2003 Plan.

ELIGIBILITY FOR AWARDS

     Any common law employee, director, or consultant of the Company, its subsidiaries, and any designated affiliates of the Company is eligible to receive an award under the Plan. The Committee determines who will receive awards, the types of awards, the number of shares subject to the awards, and the terms of the award consistent with the limitations of Plan. Awards to directors that are not employees are determined by the Board of Directors.

TERMS OF AWARDS GENERALLY

     Awards under the 2003 Plan will be evidenced by an agreement, in written or electronic form, between the Company and the grantee. The Committee determines provisions of each award, subject to the provisions of the Plan. The terms need not be the same for each award. The term of any award may not be more than 10 years from its grant date. The Committee may design any award to meet the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986. Whether or not provided by an award agreement, the Committee may accelerate the exercisability or vesting of any award at any time and for any reason. If a change of control of the Company occurs, then, except as the Committee (as constituted immediately prior to the change of control) determines, all awards under the 2003 Plan that are outstanding when the change of control occurs will become fully exercisable and fully vested and all restrictions on such awards will lapse. Unless otherwise determined by the Committee, awards under the 2003

Plan may not be transferred other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee.

TYPES OF AWARDS

     Awards under the Plan may be stock awards, stock unit awards, stock options (both incentive and nonstatutory options), and stock appreciation rights.

          Stock Awards are grants of stock to the grantee. The Committee will determine any vesting requirements, restrictions on resale or other disposition, and repurchase rights of the shares of stock awarded.

          Stock Unit Awards are grants of a right to receive stock or the cash equivalent in the future. The Committee will determine any vesting requirements and any restrictions on resale or other disposition and repurchase rights on shares received pursuant to the award.

          Stock Options are grants of options to purchase shares. An option may be intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, or a nonstatutory option that is not an incentive stock option. The Committee will determine when the option becomes exercisable, the exercise prices, and restrictions on resale or other disposition of, and repurchase rights on, shares acquired on exercise of the option. The exercise price for a share under a nonstatutory option must be at least 80 percent of the fair market value of a share on the date the option is granted. Incentive stock options may be granted only to employees and the exercise price for a share under an incentive stock option must be at least 100 percent of the fair market value of a share on the date the option is granted. In the case of a grantee who owns more than 10 percent of the total combined voting power of all classes of stock of the Company, any parent corporation of the Company, or any subsidiary corporation of the Company within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986, the exercise price must be at least 110 percent of the fair market value of a share on the date the option is granted and the term of the option may not exceed 5 years. The exercise price of an option is payable in cash or, if permitted by the Committee, by the grantee's delivery of shares of Company common stock or by retention of shares by the Company that would otherwise be issued upon exercise. The shares delivered or retained will be valued at their fair market value on the date of exercise.

          For purposes of the 2003 Plan, fair market value means the closing price, regular way, for a share common stock of the Company on a national securities exchange or the Nasdaq National Market. If the stock is not listed for trading on a national securities exchange or authorized for quotation on the Nasdaq National Market, the fair market value means the average of the closing bid and asked prices as reported by the Nasdaq SmallCap Market, Nasdaq Pink Sheets LLC, NASD Bulletin Board or similar organization. If the stock is neither listed nor authorized for such quotation, then the fair market value will be determined in good faith by the Committee.

          Stock Appreciation Rights are grants of an option to receive, in any combination of cash and shares of Company common stock with an aggregate fair market value equal to the excess, if any, of the aggregate fair market value of a specified number of shares on the date of exercise over at least 80 percent of the aggregate fair market value of that number of shares on the date that the option was granted. The Committee will determine when the option becomes exercisable, the exercise prices, and any restrictions on resale or other disposition and repurchase rights on shares received on exercise. A stock appreciation right may be, but need not be, granted in tandem with another award, so that a condition of exercise of all or any portion of one of the awards granted in tandem is the surrender of all or the appropriate portion of the other award. The Committee will determine any vesting requirements, form of payment and any restrictions on resale or other disposition and repurchase rights on shares received subject to a stock appreciation right.

AMENDMENT AND TERMINATION OF THE 2003 PLAN

     The 2003 Plan will terminate on the tenth anniversary of the 2003 Plan's effective date, unless terminated earlier by the Board. Awards may not be granted under the 2003 Plan after the termination date. The Board may amend or terminate the Plan at any time, except that, without the approval of the stockholders of the Company, the Board may not amend the Plan to increase the number of shares of Company common stock for which awards may be granted under the 2003 Plan; extend the termination date of the 2003 Plan beyond the tenth anniversary of the effective date; reduce the minimum exercise price of options; or extend the permitted maximum term of an award. No amendment or termination of the 2003 Plan may be effective without the approval of the stockholders of the Company, if such approval is required to comply with any applicable law or stock exchange rule. Amendment or termination of the 2003 Plan may not affect the validity or terms of any award previously granted under the 2003 Plan in any way adverse to the grantee without the consent of the grantee.

FEDERAL INCOME TAX CONSEQUENCES

     The material tax consequences as they relate to grants under the 2003 Plan to the Company and to its employees who are U.S. citizens under current U.S. federal income tax laws are as follows:

     Nonstatutory Stock Options. The grant of a nonstatutory stock option is not a taxable event for the grantee or the Company. Upon the exercise of a nonstatutory stock option, the grantee recognizes ordinary income to the extent that the fair market value of the shares received upon exercise of the nonstatutory stock option on the date of exercise exceeds the exercise price. In the year that the grantee recognizes ordinary income on exercise of the nonstatutory option, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

     Upon disposition of any shares acquired pursuant to the exercise of a nonstatutory stock option, the difference between the sale price and the grantee's basis in the shares (the exercise price paid for the shares plus any ordinary income recognized on exercise of the option) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

     Incentive Stock Options. The grant of an incentive stock option is not a taxable event for the grantee or the Company. A grantee does not generally recognize taxable income upon the exercise of an incentive stock option. Upon the sale of shares received on exercise of an incentive stock option, the grantee recognizes income in an amount equal to the difference, if any, between the exercise price of the shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the grantee does not dispose of the shares within two years after the date of the grant of the incentive stock option and has held the shares for at least one year after the transfer of the shares on exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when a grantee dies.

     If a grantee sells shares received on exercise of an incentive stock option either within two years of the date of grant of the option or within one year after the transfer of the shares on exercise, the grantee recognizes ordinary income to the extent of the lesser of (i) the gain realized upon the sale; or
(ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the grantee has held the shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes as a result of the disposition.

     The exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax. Any exercise of an incentive option more than three months after the date the grantee is no longer any employee of the Company or one of its subsidiaries will be treated as an exercise of a nonstatutory option.

     Stock Awards. Generally, the grantee of a stock award recognizes ordinary income in the year of the award in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the grantee for the shares. But, if the shares are subject to forfeiture when awarded, unless the grantee elects to be taxed on the shares in the year of the award, the grantee will not recognize ordinary income until the shares become vested. Absent an election to be taxed in the year awarded, the grantee recognizes ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the grantee for the shares. In the year that the grantee recognizes ordinary income as a result of the stock award, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

     Upon disposition of any shares received pursuant to a stock award, the difference between the sale price and the grantee's basis in the shares (the amount paid for the shares, if any, plus any ordinary income recognized on the shares) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

     Stock Unit Awards. Generally, the grantee of a stock unit award recognizes ordinary income in the year that the shares are received pursuant to the award in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the grantee for the shares. But, if the shares are subject to forfeiture when received by the grantee, unless the grantee elects to be taxed on the shares in the year received, the grantee will not recognize ordinary income until the shares become vested. Absent an election to be taxed in the year received, the grantee recognizes ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the grantee for the shares. In the year that the grantee recognizes ordinary income as a result of the stock unit award, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

     Upon disposition of any shares received pursuant to a stock unit award, the difference between the sale price and the grantee's basis in the shares (the amount paid for the shares, if any, plus any ordinary income recognized on the shares) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

     Stock Appreciation Rights. The grant of a stock appreciation right is not a taxable event for the grantee or the Company. Upon exercise of a stock appreciation right, the grantee recognizes ordinary income in an amount equal to the sum of the cash and the fair market value of any shares received on exercise. In the year that the grantee recognizes ordinary income on exercise of the stock appreciation right, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

     Upon disposition of any shares acquired pursuant to the exercise of a stock appreciation right, the difference between the sale price and the ordinary income recognized on exercise of the right that was attributable to the shares will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

     Special Limitation on Company Deductions. The Company may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either the Company's chief executive officer or is among one of the four other most highly compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that grants of stock options may qualify as performance-based compensation and, as such, may be exempt from the $1 million limitation on deductible compensation. Other awards granted under the 2003 Plan may be designed to qualify as performance-based compensation and be exempt from the $1 million limitation on deductible compensation.

     A new plan benefits table, as described in the federal proxy rules, is not provided because no grants have been made under the 2003 Plan and all awards are discretionary. On October 27, 2003, the closing price of our common stock was $0.82. As of that date, approximately 55 persons were eligible to receive grants under the 2003 Plan.

EQUITY COMPENSATION PLANS

     On December 31, 2002, the Company had the following securities issued and available for future issuance under equity compensation plans:

                                            (A)                                                  (C)
                                    NUMBER OF SECURITIES            (B)             NUMBER OF SECURITIES REMAINING
                                     TO BE ISSUED UPON        WEIGHTED-AVERAGE      AVAILABLE FOR FUTURE ISSUANCE
                                        EXERCISE OF          EXERCISE PRICE OF        UNDER EQUITY COMPENSATION
                                    OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,     PLANS (EXCLUDING SECURITIES
                                    WARRANTS AND RIGHTS     WARRANTS AND RIGHTS        REFLECTED IN COLUMN (A))
                                    --------------------    --------------------    ------------------------------
EQUITY COMPENSATION PLANS
  APPROVED BY SECURITY
  HOLDERS.......................    337,575 shares of       $7.80 per share         0 shares of common stock
                                    common stock
EQUITY COMPENSATION PLANS NOT
  APPROVED BY SECURITY
  HOLDERS.......................    0 shares of common      N/A                     0 shares of common stock
                                    stock
TOTAL...........................    337,575 shares of       $7.80 per share of      0 shares of common stock
                                    common stock            common stock

4. OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the 2003 annual meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy card in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                                                                      APPENDIX A

                                  M-WAVE, INC.

                           2003 STOCK INCENTIVE PLAN
                 (As Adopted Effective as of November 3, 2003)

                                  M-WAVE, INC.

                           2003 STOCK INCENTIVE PLAN
                 (As Adopted Effective as of November 3, 2003)

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
 1. Effective Date and Purpose..............................  A-1
 2. Plan Administration.....................................  A-1
 3. Shares Available........................................  A-1
 4. Eligibility for Awards..................................  A-1
 5. Awards Generally........................................  A-2
 6. Stock Awards............................................  A-2
 7. Stock Unit Awards.......................................  A-2
 8. Stock Options...........................................  A-2
 9. Exercise of Stock Options...............................  A-3
10. Stock Appreciation Rights...............................  A-3
11. Change of Control.......................................  A-3
12. Non-transferability of Awards...........................  A-4
13. Tax Withholding.........................................  A-4
14. No Rights as a Stockholder..............................  A-4
15. No Employment Rights....................................  A-4
16. Securities Law Matters..................................  A-4
17. Governing Law...........................................  A-5
18. Term, Amendment, and Termination of Plan................  A-5

                             INDEX OF DEFINED TERMS

                                                              PAGE
                                                              ----
1934 Act....................................................   4
Affiliate...................................................   1
Board.......................................................   1
Change of Control...........................................   4
Code........................................................   1
Committee...................................................   1
Company.....................................................   1
Effective Date..............................................   1
Eligible Person.............................................   2
Fair Market Value...........................................   3
Grantee.....................................................   2
Incentive Stock Option......................................   3
Incumbent Board.............................................   4
ISO.........................................................   3
NASDAQ......................................................   3
NASDAQ/NMS..................................................   3
Nonstatutory Stock Option...................................   3
NSO.........................................................   3
Plan........................................................   1
qualified performance-based compensation....................   2
Stock.......................................................   1
Stock Appreciation Right....................................   4
Stock Award.................................................   2
Stock Unit Award............................................   2
Voting Power................................................   4

                                  M-WAVE, INC.

                           2003 STOCK INCENTIVE PLAN
                 (As Adopted Effective as of November 3, 2003)

     1. Effective Date and Purpose. M-Wave, Inc., a Delaware corporation (the "COMPANY"), has established this M-Wave, Inc. 2003 Stock Incentive Plan (the "PLAN"), effective as of November 3, 2003 (the "EFFECTIVE DATE"), subject to the approval of the holders of a majority of the interests in voting stock of the Company present or represented and entitled to vote at the Company's 2003 annual meeting of stockholders. The purpose of the Plan is to promote the long-term financial performance of the Company by attracting, retaining, and motivating highly-qualified employees, directors, and consultants of the Company and its Affiliates (as defined below) through opportunities for equity-based incentive compensation and for ownership of stock in the Company. For purposes of the Plan, an "AFFILIATE" of the Company means (a) a subsidiary corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), with respect to the Company; and (b) any other entity in which the Company, directly or indirectly, has an equity interest that the Committee designates as an Affiliate of the Company for this purpose.

     2. Plan Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "BOARD") or such other committee of two or more individuals as may be designated from time to time by the Board to administer the Plan (the "COMMITTEE"). In addition to those rights, duties, and powers vested in the Committee by other provisions of the Plan, the Committee shall have full power and authority to:

          (a) interpret the provisions of the Plan;

          (b) adopt, amend, and rescind rules and regulations for the administration of the Plan; and

          (c) make any other determination deemed by it to be necessary or desirable for the administration of the Plan.

Any determination by the Committee under the Plan shall be final and conclusive on all persons affected. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award (as described in paragraph 5 below).

     3. Shares Available. The number of shares of common stock, par value of $.005, of the Company ("STOCK") for which Awards may be granted under the Plan shall not exceed, at any date, 650,000 shares. The number of shares of Stock for which Awards may be granted to any one Grantee in any calendar year shall not exceed 500,000. If all or any portion of an Award is forfeited or expires or terminates without the issuance of shares of Stock or payment of the cash equivalent of shares of Stock, then the number of shares of Stock for which that Award (or that portion of the Award) was granted shall again be available for Awards under the Plan. The number of shares of Stock for which Awards may be granted under the Plan shall be increased by the number of shares of Stock that are tendered to pay the exercise price of an Award or that are applied to satisfy a Grantee's tax withholding obligations. The Stock delivered pursuant to the Plan shall be authorized but unissued shares of Stock or issued shares of Stock held by the Company as treasury stock (including shares purchased by the Company in the open market). In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of the Company that affects the outstanding shares of Stock, appropriate adjustment, as reasonably determined in good faith by the Committee, shall be made with respect to the number and kinds of shares (or other securities) which may thereafter be subject to Awards granted under the Plan, to the affected provisions of the Plan, and to the outstanding Awards under the Plan.

     4. Eligibility for Awards. The Committee may, in its discretion, grant, from time to time, one or more Awards to any common law employee, director, or consultant of the Company or of one of its Affiliates (an "ELIGIBLE PERSON"). In selecting the individuals to whom Awards may be granted, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan. Notwithstanding any other provision of the Plan, with respect to a director who is not a common law employee of the Company

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or one of its Affiliates, the grant of an Award and the provisions of the written agreement evidencing the Award shall be determined and approved by the Board.

     5. Awards Generally. Awards under the Plan may be Stock Awards, Stock Unit Awards, Incentive Stock Options, Nonstatutory Stock Options, and Stock Appreciation Rights, each as described in the following provisions of the Plan. Each Award shall be evidenced by an agreement, in written or electronic form, between the Company and the Eligible Person receiving the Award (the "GRANTEE"). The provisions of each Award shall be determined by the Committee, subject to the provisions of the Plan, and need not be the same as any other Award. The term of any Award shall not be more than 10 years from its date of grant (5 years in the case of an Incentive Stock Option granted to an individual who owns, on the date that the option is granted, more than 10 percent of the total combined voting power of all classes of stock of the Company, any parent corporation of the Company, or any subsidiary corporation of the Company within the meaning of Section 422(b)(6) of the Code). The Committee may, in its discretion, design any Award to meet the requirements for "QUALIFIED PERFORMANCE-BASED COMPENSATION" under Section 162(m) of the Code. The Committee may, in its discretion, accelerate the exercisability or vesting of any Award at any time and for any reason, whether or not expressly permitted by the provisions of the Award Agreement.

     6. Stock Awards. The Committee may, at any time, award shares of Stock to an Eligible Person (a "STOCK AWARD"). Each Stock Award Agreement shall contain such provisions as the Committee determines are necessary or desirable (which provisions need not be the same in each Stock Award Agreement), including, without limitation, vesting requirements and restrictions on resale or other disposition of, and repurchase rights on, shares of Stock awarded; provided, however, that such provisions shall be consistent with the provisions of the Plan.

     7. Stock Unit Awards. The Committee may, at any time, award the right to receive shares of Stock in the future or their cash equivalent to an Eligible Person (a "STOCK UNIT AWARD"). Each Stock Unit Award Agreement shall contain such provisions as the Committee determines are necessary or desirable (which provisions need not be the same in each Stock Unit Award Agreement), including, without limitation, vesting requirements and restrictions on resale or other disposition of, and repurchase rights on, shares of Stock issued pursuant to the Award; provided, however, that such provisions shall be consistent with the provisions of the Plan.

     8. Stock Options. The Committee may, at any time, award an option to purchase shares of Stock to an Eligible Person. The option may be an option to purchase Stock that is intended to qualify as an incentive stock option under
Section 422 of the Code (an "INCENTIVE STOCK OPTION" OR "ISO") or an option to purchase shares of Stock that is not an Incentive Stock Option (a "NONSTATUTORY STOCK OPTION" OR "NSO"). Each ISO and NSO Award Agreement shall contain such provisions as the Committee determines are necessary or desirable (which provisions need not be the same in each option agreement), including, without limitation, vesting requirements, exercise prices, and restrictions on resale or other disposition of, and repurchase rights on, shares of Stock acquired on exercise of the option; provided, however, that such provisions shall be consistent with the provisions of the Plan. The exercise price for each share of Stock under a Nonstatutory Stock Option shall be at least 80 percent of the Fair Market Value, as defined below, of a share of Stock on the date that the option is granted. The exercise price for each share of Stock under an Incentive Stock Option shall be at least 100 percent of the Fair Market Value of a share of Stock on the date that the option is granted (110 percent, in the case of a Grantee who owns more than 10 percent of the total combined voting power of all classes of stock of the Company, any parent corporation of the Company, or any subsidiary corporation of the Company within the meaning of Section 422(b)(6) of the Code).

     For purposes of the Plan, the "FAIR MARKET VALUE" of a share of Stock means, as of any date:

          (a) if listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market ("NASDAQ/NMS"), the regular session closing price of a share on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of a share has occurred on that date, on the next preceding date on which there was such a reported sale, or

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          (b) if not listed for trading on a national securities exchange and not authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), Pink Sheets LLC, NASD Bulletin Board, or similar organization, or, if no such prices shall have been so reported for that date, on the next preceding date for which such prices were so reported, or

          (c) if not listed for trading on a national securities exchange and not authorized for quotation on NASDAQ/NMS or NASDAQ, Pink Sheets LLC, NASD Bulletin Board, or similar organization, the fair market value of a share as determined in good faith by the Committee.

     9. Exercise of Stock Options. A Grantee may exercise an ISO or NSO by delivering to the Company, or its designee, a written notice which specifies the number of full shares of Stock being purchased, accompanied by payment of the full aggregate amount of the exercise price for all shares being purchased, and by satisfying such other requirements as may be prescribed in the Stock Option Award Agreement. Payment of the exercise price shall be made in cash (including checks, money orders, or electronic funds transfer) or, if permitted by the
Committee: (a) in shares of Stock with an aggregate Fair Market Value on the date of exercise equal to the exercise price; (b) retention by the Company of shares that would otherwise be issued upon exercise; or (c) a combination of the foregoing.

     10. Stock Appreciation Rights. The Committee may, at any time, award an option to receive, in any combination of cash and shares of Stock with an aggregate Fair Market Value equal to the excess, if any, of the aggregate Fair Market Value of a specified number of shares of Stock on the date of exercise over at least 80 percent of the aggregate Fair Market Value of that number of shares of Stock on the date that the option was granted (a "STOCK APPRECIATION RIGHT"). A Stock Appreciation Right may be, but need not be, granted in tandem with another Award, so that a condition of exercise of all or any portion one of the Awards granted in tandem is the surrender of all or the appropriate portion of the other Award. Each Stock Appreciation Right Award Agreement shall contain such provisions as the Committee determines are necessary or desirable (which provisions need not be the same in each Stock Appreciation Right Award Agreement), including, without limitation, vesting requirements, exercise prices, and form of payment; provided, however, that such provisions shall be consistent with the provisions of the Plan.

     11. Change of Control. If a Change of Control (as defined below) occurs, then, except as the Committee (as constituted immediately prior to the Change of Control) shall determine, on the date of the Change of Control all Awards that are then outstanding shall become fully exercisable and fully vested and all restrictions on such Awards shall lapse. For purposes of the Plan, a "CHANGE OF CONTROL" means any one or more of the following:

          (a) the acquisition or holding by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 ACT"), other than by the Company, any Affiliate of the Company, any employee benefit plan (or any related trust) of the Company or of any Affiliate of the Company, or Mr. Joseph A. Turek, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under 1934 Act) of 40 percent or more of either the then-outstanding Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors ("VOTING POWER"); except that no such person, entity or group shall be deemed to own beneficially any securities held by the Company, any Affiliate of the Company, or any employee benefit plan (or any related trust) of the Company or of any Affiliate of the Company; provided, however, that no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60 percent of both the then-outstanding common shares and the Voting Power of such corporation are then-beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Stock or the Voting Power of the Company, as the case may be; or

          (b) individuals who, as of the Effective Date, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a
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

     director after the Effective Date whose election or nomination for election by the Company's stockholders was approved by at least a majority of the then-serving members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act)) shall be deemed to be members of the Incumbent Board; or

          (c) approval by the stockholders of the Company of (i) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately thereafter, beneficially own, directly or indirectly, more than 60 percent of, respectively, the then-outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (ii) a liquidation or dissolution of the Company, or
     (iii) the sale or other disposition of all or substantially all of the assets of the Company.

     12. Non-transferability of Awards. Awards granted under the Plan may not be transferred except by will or the laws of descent and distribution, and may be exercised during the Grantee's lifetime only by the Grantee; provided, however, that the Committee may, in its discretion, permit a Grantee to transfer an Award, other than an ISO: (a) to family members; (b) to custodianships under the Uniform Transfers to Minors Act or any similar statute; (c) to trusts for the benefit of the Grantee and family members; (d) to family partnerships; and
(e) upon termination or dissolution of such custodianship, trust, or family partnership, to the person or persons who, in accordance with the terms of such custodianship, trust, or partnership, are entitled to receive the transferred options.

     13. Tax Withholding. On or before the date that an amount becomes subject to tax with respect to an Award under the Plan, the Grantee shall pay to the Company or make arrangements acceptable to the Committee to satisfy any federal, state, or local tax withholding obligation of the Company and its Affiliates with respect to that amount. The Committee may, in its discretion, permit a Grantee to satisfy a tax withholding obligation with shares of Stock, including Stock that is being acquired pursuant to the Award. The Company's obligations under the Plan and any Award to a Grantee shall be conditioned on satisfaction of any tax withholding obligation and the Company and its Affiliates shall be entitled, to the extent permitted by law, to satisfy the tax withholding obligation by deduction from any payment due to the Grantee.

     14. No Rights as a Stockholder. A Grantee shall not have any right as a stockholder of the Company with respect to the shares of Stock that may be deliverable with respect to that Award until such shares have been delivered to the Grantee.

     15. No Employment Rights. The Plan does not constitute a contract of employment. Eligibility to receive, or receipt of, an Award under the Plan does not give any individual the right to become or remain in the employ or service of the Company or its Affiliates and does not limit in any way the right of the Company and its Affiliates to change the duties or responsibilities of that individual.

     16. Securities Law Matters.

          (a) To the extent the Committee deems necessary in order to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

          (b) If the Committee deems it necessary to comply with any applicable securities law or the requirements of any stock exchange upon which the shares of Stock may be listed, the Committee may impose any restriction on shares of Stock acquired pursuant to an Award under this Plan as it may deem advisable. All certificates for shares of Stock delivered pursuant to an Award under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which the Stock is then listed, or any applicable securities law. The Committee may cause a legend or legends to be put on any such certificate to make appropriate reference to such restrictions.

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

          (c) If based upon the advice of counsel for the Company, the Committee determines that the issuance and delivery of shares of Stock pursuant to any Award would cause the Company to violate (i) federal or state securities law; or (ii) the listing requirements of any national securities exchange or quotation system on which any of the Company's equity securities are listed or quoted, then the Committee may postpone any such issuance and delivery, but the Company shall use all reasonable efforts to cause such issuance and delivery to comply with all such provisions at the earliest practicable date.

     17. Governing Law. The Plan and Awards granted under the Plan shall be governed by and construed in accordance with the laws and court decisions of the State of Delaware, without giving effect to principles of conflict of laws.

     18. Term, Amendment, and Termination of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date, unless terminated earlier by the Board. Awards may not be granted under the Plan after the termination date of the Plan. The Board may amend or terminate the Plan at any time, except that, without the approval of the stockholders of the Company, the Board may not amend the Plan to:

          (a) increase the number of shares of Stock for which Awards may be granted under the Plan;

          (b) extend the termination date of the Plan beyond the tenth anniversary of the Effective Date;

          (c) reduce the minimum exercise price of Options, as described in paragraph 8 above; or

          (d) extend the permitted maximum term of an Award.

No amendment or termination of the Plan shall be effective without the approval of the stockholders of the Company, if such approval is required to comply with any applicable law or stock exchange rule. Amendment or termination of the Plan shall not affect the validity or terms of any Award previously granted under the Plan in any manner that is adverse to the Grantee of the Award without the consent of the Grantee.

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                                      PROXY

                                  M-WAVE, INC.
                ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 11, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (i) appoints Joseph A. Turek and Paul H. Schmitt and each of them as proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of M-Wave, Inc. which the undersigned shall be entitled to vote at the 2003 Annual Meeting of Stockholders of the Company, to be held at 475 Industrial Drive, West Chicago, IL 60185, on Thursday, December 11, 2003, at 10:00 a.m. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given and (ii) authorizes and directs said proxy holders to vote all of the shares of Common Stock of the Company represented by this proxy as follows, with the understanding that if no directions are given below, said shares will be voted "For" the election of the Director nominated by the Board of Directors, "For" the proposal to ratify the appointment of Grant Thornton LLP as the company's independent auditors, and "For" the approval of the company's 2003 Stock Incentive Plan.

           PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
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
1.  Election of Director        FOR   WITHHOLD       2.  Ratify appointment of independent auditors  FOR    AGAINST   ABSTAIN

    Nominee:                                                                                         [ ]      [ ]       [ ]

    Joseph A. Turek                                  3.  Approval of 2003 Stock Incentive Plan
                                [ ]      [ ]                                                         FOR    AGAINST   ABSTAIN

                                                                                                     [ ]      [ ]       [ ]
                                [ ]      [ ]         4.  In their discretion to act on any other
                                                         matters which may properly come before      FOR    AGAINST   ABSTAIN
                                                         the 2003 annual meeting.
                                                                                                     [ ]      [ ]       [ ]

                                                     The Board of Directors recommends you vote
                                                     FOR the above proposals

                                                     Dated:                              , 2003
                                                              ---------------------------

                                                     Signatures(s) -------------------------------------------------------

                                                     ---------------------------------------------------------------------

                                                     Your signature to this proxy card should be exactly
                                                     the same as the name imprinted herein. Persons
                                                     signing as executors, administrators, trustees or in
                                                     similar capacities should so indicate. For joint
                                                     accounts, the name of each joint owner must be
                                                     signed.

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                            - FOLD AND DETACH HERE -

                             YOUR VOTE IS IMPORTANT!

   PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE